   As filed with the Securities and Exchange Commission on October 6, 1997.
                               File No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                             RENAL CARE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                               62-1622383
 (State or Other Jurisdiction of                             (I.R.S. Employer
  Incorporation or Organization)                          Identification Number)

                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500
            (Address, including zip code, and telephone number of
                         Principal Executive Offices)

      RENAL CARE GROUP, INC. THIRD AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN OUTSTANDING OPTIONS GRANTED OUTSIDE OF A PLAN FOR 18,500 SHARES GRANTED
          TO EMPLOYEES, DIRECTORS, MEDICAL DIRECTORS AND CONSULTANTS
                            (Full Title of the Plans)

                               SAM A. BROOKS, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             RENAL CARE GROUP, INC.
                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================

                                                          Proposed              Proposed
   Title of Securities               Amount to             Maximum               Maximum          Amount of
    to be Registered              be Registered(1)      Offering Price          Aggregate        Registration
                                                         Per Share(2)       Offering Price(2)       Fee(2)
--------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value per share(3)                  1,508,318           20.15                   30,392,608          9,210
--------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value per share(4)                    786,760           35.75                   28,126,670          8,523
--------------------------------------------------------------------------------------------------------------
 TOTAL                               2,295,078           25.50                   58,519,278         17,733
--------------------------------------------------------------------------------------------------------------

(1) An aggregate of 3,000,000 shares of Renal Care Group, Inc. Common Stock are issuable under the Third Amended and Restated 1996 Stock Incentive Plan (formerly known as the Amended and Restated 1996 Stock Option Plan) (the "Plan") and options to purchase 1,359,750 shares of Renal Care Group, Inc. Common Stock have been granted outside of a plan ("Freestanding Options"). The Registrant has previously filed a Registration Statement on Form S-8 with respect to 732,672 shares issuable under the Plan and 1,332,000 shares issuable upon the exercise of

     Freestanding Options. This Registration Statement registers 2,267,328 shares under the Plan and 27,750 Freestanding Options and also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Plan and the Freestanding Options.
(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) based on (i) the median offering price with respect to shares for which the offering price is known, and (ii) the average of the closing bid and ask price of $35.75 per share for the Registrant's Common Stock on the Nasdaq National Market on October 2,
     1997 with respect to shares for which the offering price is not known.
(3) Shares subject to outstanding options granted under the Plan and outstanding Freestanding Options.
(4) Shares which may be issued under the Plan and upon the exercise of options which may be granted in the future under the Plan.

--------------------------------------------------------------------------------
             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT
--------------------------------------------------------------------------------


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant's Registration Statement on Form S-8 with respect to the Renal Care Group, Inc. Employee Stock Purchase Plan; Renal Care Group, Inc. 1996 Stock Option Plan; Outstanding Options Granted Outside of a Plan for 1,332,000 Shares Granted to Employees, Directors, Medical Directors and Consultants; Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors; and Renal Care Group, Inc. 1994 Stock Option Plan filed with the Securities and Exchange Commission on April 22, 1996 (File No. 333-03886) is hereby incorporated by reference.

     The following additional documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Prospectus dated November 19, 1996 contained in the Registrant's Amendment No. 2 to Registration Statement on Form S-1 filed November 19, 1996 (Registration No. 33-80221).

     (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since February 6, 1996.

     (3) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A as declared effective by the Commission on February 6, 1996, including all amendments or reports filed for the purpose of updating such description.

     All other report and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

      Exhibit Number                                    Description
      --------------                                    -----------
           4(a)              Amended and Restated Certificate of Incorporation of the
                             Registrant (incorporated by reference to Exhibit 3.1 of the
                             Registrant's Registration Statement on Form S-1, Registration
                             No. 333-80221)

           4(b)              Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration
                             Statement on Form S-1, Registration No. 333-80221)

           5(a)              Opinion of Alston & Bird

           23(a)             Consent of Counsel (included in Exhibit 5(a))

           23(b)             Consent of Ernst & Young LLP

           23(c)             Consent of Blue & Co., LLC

           24(a)             Power of Attorney (included in Part II of this Registration
                             Statement)

           99(a)             Third Amended and Restated 1996 Stock Incentive Plan


                         (signatures on following page)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on October 6, 1997.


                                       RENAL CARE GROUP, INC.


                                       By: /s/ Sam A. Brooks, Jr.
                                           ------------------------------------
                                           Sam A. Brooks, Jr.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Sam A. Brooks, Jr. and Ronald Hinds, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 6, 1997.

        Signature                                   Capacity
        ---------                                   --------
/s/ Sam A. Brooks, Jr.              President, Chief Executive Officer and Director
---------------------------------     (principal executive officer)
Sam A. Brooks, Jr.

/s/ Ronald Hinds                    Executive Vice President, Chief Financial Officer,
---------------------------------     Secretary and Treasurer (principal financial and
Ronald Hinds                          accounting officer)

/s/ John D. Bower, M.D.             Director and Vice Chairman of the Board
---------------------------------
John D. Bower, M.D.

/s/ Joseph C. Hutts                 Director
---------------------------------
Joseph C. Hutts

/s/ Harry R. Jacobson, M.D.         Director and Chairman of the Board
---------------------------------
Harry R. Jacobson, M.D.

/s/ Thomas A. Lowery, M.D.          Director
---------------------------------
Thomas A. Lowery, M.D.

/s/ Stephen D. McMurray, M.D.       Director
---------------------------------
Stephen D. McMurray, M.D.

/s/ W. Tom Meredith, M.D.           Director
---------------------------------
W. Tom Meredith, M.D.

/s/ Kenneth E. Johnson, Jr., M.D.   Director
---------------------------------
Kenneth E. Johnson, Jr., M.D.


                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                            Description
--------------                            -----------
     4(a)           Amended and Restated Certificate of Incorporation of the
                    Registrant (incorporated by reference to Exhibit 3.1 of the
                    Registrant's Registration Statement on Form S-1, Registration
                    No. 333-80221)

     4(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration
                    Statement on Form S-1, Registration No. 333-80221)

     5(a)           Opinion of Alston & Bird

     23(a)          Consent of Counsel (included in Exhibit 5(a))

     23(b)          Consent of Ernst & Young LLP

     23(c)          Consent of Blue & Co., LLC

     24(a)          Power of Attorney (included in Part II of this Registration
                    Statement)

     99(a)          Third Amended and Restated 1996 Stock Incentive Plan
